Exhibit 5.2

File Number: 24359-158869

January 13, 2026

Epsilon Energy Ltd.

500 Dallas Street, Suite 1250

Houston, Texas 77002

Dear Sirs/Mesdames:

Re:	Epsilon Energy Ltd. - Registration Statement on Form S-3

We have acted as counsel in the Province of Alberta to Epsilon Energy Ltd. (the "Corporation") in connection with the filing by the Company of its shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of (i) common shares (the "Common Shares"), (ii) preferred shares (the "Preferred Shares"), (iii) debt securities, in one or more series (the "Debt Securities"), warrants to purchase Common Shares, Preferred Shares, Debt Securities or any combination thereof (the "Warrants"), (v) rights to purchase Common Shares, Preferred Shares, Debt Securities or any combination thereof (the "Rights"), (vi) units consisting of one or more of Debt Securities, Common Shares, Preferred Shares or Warrants (the "Units") and (vii) such indeterminate number of shares of Common Shares and Preferred Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Shares, Debt Securities, Warrants, Rights or Units, including such shares of Common Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, "Indeterminate Securities"), in each case, as described in the prospectus forming a part of the Registration Statement (the "Prospectus"), as supplemented by one or more supplements to the Prospectus (each supplement, a "Prospectus Supplement") and as shall be designated by the Company at the time of the applicable offering. The Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Rights, the Units and the Indeterminate Securities are hereinafter referred to, collectively, as the "Securities".

A.	Documentation, Assumptions and Scope of Examination

In connection with the opinions expressed below, we have reviewed copies of the following documents:

(a)	copy of the Registration Statement;
(b)	the articles of incorporation, the by-laws of the Company (collectively, the "Constating Documents"); and
(c)	a certificate dated January 12, 2026 of an officer of the Company certifying matters relating to, among other things, resolutions passed by the board of directors of the Company with respect to the Securities (the "Officer's Certificate").

We have also reviewed such statutes, regulations, rules, public documents and records, certificates and other documents and have considered such questions of law, as we have considered necessary for the purposes of rendering the opinions below.

We have not participated in the preparation of the Registration Statement, the Prospectus or the Prospectus Supplement, if any (collectively the "Offering Documents"), nor have we reviewed or assisted in the preparation of any other document relating to the Company or the distribution of the Securities under the Offering Documents. As such, no opinion is expressed as to, and we do not assume any responsibility for, the accuracy, completeness or fairness of any statements contained in such Offering Documents and documentation, or as to whether such Offering Documents or documentation complies with the requirements of corporate and/or securities laws in force in the Province of Alberta, Canada.

In rendering our opinions below, we have assumed the following:

(a) the genuineness of all signatures (whether on originals or copies of documents), the legal capacity of all individuals, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or facsimile copies thereof (including commercial reproductions and documents received by electronic means or obtained from SEDAR or otherwise retrieved via the internet);

(b) all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us are complete, true and accurate;

(c) at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any securities of the Company, or that affects any person who engages in such a trade, and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of securities of the Company or that affects any person who engages in such trade; and

(d)	all matters of fact and statements and representations made in the Officer's Certificate referred to above are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter, and that the officer has the requisite knowledge to certify the information contained in the Officer's Certificate.

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions.

We express no opinion as to matters of fact and, as to certain matters of fact material to the opinions expressed herein, we have relied upon the Officer's Certificate, and other certificates and statements of public officials, copies of which have been delivered to you.

Whenever our opinion refers to shares of the Company whether issued or to be issued, as being "non-assessable", such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

With respect to our opinion in paragraphs 1 and 2 we have relied solely and without further investigation, on the Officer's Certificate and the Constating Documents.

B.	Jurisdiction

We are solicitors qualified to carry on the practice of law in the Province of Alberta, Canada. Except as specifically addressed herein, we express no opinion as to laws or matters governed by any laws other than the laws of the Province of Alberta, and the federal laws of Canada applicable therein, in each case as in force on the date hereof. The opinions expressed in this opinion letter are based on laws in effect as of the date hereof. We assume no obligation to revise or amend this opinion letter should the applicable laws subsequently change.

C.	Opinions

Based and relying upon and subject to the foregoing, we are of the opinion that as of the date hereof:

1.	when the general conditions have been satisfied and (i) the final terms of issuance and sale of the applicable Common Shares, including any Indeterminate Securities constituting Common Shares, have been duly established and approved by the board of directors of the Company in conformity with the Constating Documents, (ii) all corporate action necessary for issuance of the Common Shares has been taken, and (iii) such Common Shares are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, such Common Shares will be duly authorized, validly issued, and non-assessable; and
2.	when the general conditions have been satisfied and (i) the final terms of the Preferred Shares, including any Indeterminate Securities constituting Preferred Shares, have been duly established and approved by the board of directors of the Company in conformity with the Constating Documents, (ii) such Preferred Shares are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, and (iii) all corporate action necessary for issuance of the Preferred Shares has been taken, including the adoption and filing of a certificate of designation relating thereto, the Preferred Shares will be duly authorized, validly issued, and non-assessable.
D.	Qualifications and Limitations

The opinions expressed herein are subject to the following qualifications:

(a)	the legality, validity, binding effect and enforceability of each Offering Document or any judgment arising out of or in connection with any Offering Document may be limited by applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium, limitation of actions or other laws affecting creditors’ rights generally. Without limiting the generality of the foregoing, the provisions in each Offering Document relating to payment of costs and expenses may be unenforceable to the extent that a court of competent jurisdiction decides that any payment required thereunder would derogate from such court’s discretion in respect of the costs of and incidental to a proceeding or a step in a proceeding, or would be inconsistent with such court’s determination by whom and to what extent such costs shall be paid;

(b)	the legality, validity, binding effect and enforceability of each Offering Document may be limited by general principles of equity, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction). Without limiting the generality of the foregoing: (i) the enforceability of any Offering Document may be limited by general principles of law and equity relating to the conduct of the parties thereto prior to the execution of, or in the administration or performance of, such Offering Document, including, without limitation, (A) fraud, duress or undue influence, misrepresentation and deceit, (B) estoppel and waiver, (C) laches and (D) reasonableness and good faith in the exercise of discretionary powers; and (ii) the enforceability of any Offering Document may be limited if there has been any mutual mistake of fact, misunderstanding or manifest error; and
(c)	a court of competent jurisdiction may decline jurisdiction notwithstanding any provision of any of the Offering Document respecting jurisdiction or forum.

This opinion letter is intended solely for the use of the parties to whom it is addressed and may not be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any purpose without our prior written consent, except for Gray Reed & McGraw LLP, who may rely on and refer to this opinion letter for the purpose of any opinions to be rendered by them in connection with this matter.

The foregoing opinions are given as of the date written above and we disclaim any obligation or undertaking to advise you of any change in law or fact affecting or bearing upon this opinion letter occurring after the date of this letter that may come or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ McLeod Law LLP